Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Nos. 333-61476, 333-97209, 333-129002, 333-143519, 333-161159, 333-174559, 333-184604 and 333-196320 on Form S-8 of Greatbatch, Inc. of our report dated January 11, 2016, relating to the consolidated financial statements of Lake Region Medical Holdings, Inc. and subsidiaries for the year ended January 3, 2015, appearing in this Current Report on Form 8-K/A of Greatbatch, Inc. dated January 11, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 11, 2016